Exhibit (i)

                    [Willkie Farr & Gallagher LLP letterhead]








September 29, 2003




Scudder Advisor Funds
One South Street
Baltimore, Maryland 21202

         Re: Post-Effective Amendment No. 104 to Registration Statement (Securities Act File No. 033-07404; Investment Company Act File No. 811-04760)
                  --------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Scudder Advisor Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of its series, Scudder Small Cap Fund (the "Fund"), in connection with the Trust's Post-Effective Amendment No. 104 to be filed on September 30, 2003 (the "Amendment") to its Registration Statement on Form N-1A (as so amended, the "Registration Statement").

We have examined copies of the Trust's Declaration of Trust, as amended to the date hereof (the "Declaration"), the Trust's By-Laws as amended to the date hereof (the "By-Laws"), the Registration Statement, and a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, By-Laws, and certain resolutions adopted by the Trustees of the Trust. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

Based upon the foregoing, we are of the opinion that the shares of beneficial interest of the Fund, par value $.001 per share (the "Shares"), when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Articles, the By-Laws and the Registration

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Scudder Advisor Funds
September 29, 2003
Page 2


Statement, will be valid, legally issued, fully paid and non-assessable, assuming (i) that at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares and (ii) that resolutions of the Board of Trustees authorizing the issuance of the Shares that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance and except that and except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts, and where applicable, published cases, rules or regulations of regulatory bodies of the Commonwealth of Massachusetts. We assume no obligation to revise or supplement this opinion should the present laws of such jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is rendered as of the date hereof, and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of changes of circumstances or events which occur subsequent to this date.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to us in the statement of additional information included as part of the Amendment. We are furnishing this opinion solely for your benefit and this opinion may not be relied upon by any other person without our prior written consent.

Very truly yours,



/s/ Willkie Farr & Gallagher LLP